PRICING SUPPLEMENT NO. 8                                        Rule 424(b)(3)
DATED: May 30, 2003                                        File No. 333-104455
(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated April 24, 2003)

                                 $10,227,293,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $25,000,000    Floating Rate Notes [ ]  Book Entry Notes   [x]

Original Issue Date: 6/04/2003   Fixed Rate Notes    [x]  Certificated Notes [ ]

Maturity Date: 6/30/2005         CUSIP#: 073928ZQ9

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional          Optional
                         Redemption           Repayment         Repayment
   Redeemable On          Price(s)             Date(s)          Price(s)
   -------------         ----------           ---------         ---------
        N/A                  N/A                 N/A               N/A

Applicable Only to Fixed Rate Notes:

Interest Rate: 1.6825%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:

[ ]  Commercial Paper Rate              Minimum Interest Rate:

[ ]  Federal Funds Rate                 Interest Reset Date(s):

[ ]  Treasury Rate                      Interest Reset Period:

[ ]  LIBOR Reuters                      Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                  Interest Payment Period:

Index Maturity:

Spread (plus or minus):


*Commencing December 30, 2003 and on the 30th of each June and December thereafter until Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.